CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of American Energy Production, Inc., a Texas corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Charles Bitters, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ _____________________
Charles Bitters
Principal Executive Officer

May 28, 2004

/s/ _____________________
Charles Bitters
Principal Financial Officer

May 28, 2004

[A signed original of this written statement required by Section 906 has been provided to American Energy Production, Inc. and will be retained by American Energy Production, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]